                                                                      Exhibit 11
                 THE COLUMBIA GAS SYSTEM, INC. AND SUBSIDIARIES
                Statements Re Computation of Per Share Earnings


                                                                                 Three Months                  Nine Months
                                                                                    Ended                        Ended
                                                                                September 30,                September 30,
                                                                          ------------------------       ----------------------
                                                                             1995           1994           1995          1994
                                                                             ----           ----           ----          ----
Computation for Statements of Consolidated
------------------------------------------
Income ($ in millions)
----------------------

Income (loss) before cumulative effect of accounting change . . . .          19.3         (15.0)          179.0         173.0
Cumulative effect of change
  in accounting for postemployment benefits . . . . . . . . . . . .             -             -               -          (5.6)

-------------------------------------------------------------------------------------------------------------------------------
Net Income (Loss) . . . . . . . . . . . . . . . . . . . . . . . . .          19.3         (15.0)          179.0         167.4

------------------------------------------------------------------------------------------------------------------------------
Earnings (loss) per share of common stock
 (based on average shares outstanding ($)
Before cumulative effect of accounting change . . . . . . . . . . .          0.38         (0.30)           3.54          3.42
Cumulative effect of accounting change  . . . . . . . . . . . . . .             -             -               -         (0.11)

------------------------------------------------------------------------------------------------------------------------------
Earnings (loss) on common stock . . . . . . . . . . . . . . . . . .          0.38         (0.30)           3.54          3.31
==============================================================================================================================
------------------------------------------------------------------------------------------------------------------------------
Additional computation of average common
 shares outstanding (thousands) (NOTE)
------------------------------------------------------------------------------------------------------------------------------
Average shares of common stock outstanding  . . . . . . . . . . . .        50,574        50,560          50,569        50,560
Incremental common shares applicable to
 common stock based on the common stock
 daily average market price:
  Applicable to contingent stock awards . . . . . . . . . . . . . .            15             -               8             -
  Applicable to common stock options  . . . . . . . . . . . . . . .            16             -               6             -

------------------------------------------------------------------------------------------------------------------------------
Average common shares as adjusted . . . . . . . . . . . . . . . . .        50,605        50,560          50,583        50,560

==============================================================================================================================
Average shares of common stock outstanding  . . . . . . . . . . . .        50,574        50,560          50,569        50,560
Incremental common shares applicable to
 common stock based on the more dilutive
 of the common stock ending or daily average
 market price during the year:
  Applicable to contingent stock awards . . . . . . . . . . . . . .            15             -               8             -
  Applicable to common stock options  . . . . . . . . . . . . . . .            34             -              34             -

------------------------------------------------------------------------------------------------------------------------------
Average common shares assuming full dilution  . . . . . . . . . . .        50,623        50,560          50,611        50,560

==============================================================================================================================

Earnings (loss) per share of common stock
 as adjusted:
Before cumulative effect of accounting change . . . . . . . . . . .          0.38         (0.30)           3.54          3.42
Cumulative effect of accounting change  . . . . . . . . . . . . . .             -             -               -         (0.11)

------------------------------------------------------------------------------------------------------------------------------
Average common shares as adjusted ($) . . . . . . . . . . . . . . .          0.38         (0.30)           3.54          3.31
==============================================================================================================================

Earnings (loss) per common shares assuming full
 dilution:
Before cumulative effect of accounting change . . . . . . . . . . .          0.38         (0.30)           3.54          3.42
Cumulative effect of accounting change  . . . . . . . . . . . . . .             -             -               -         (0.11)

------------------------------------------------------------------------------------------------------------------------------
Average common shares assuming full dilution ($)  . . . . . . . . .          0.38         (0.30)           3.54          3.31

==============================================================================================================================



NOTE These calculations are submitted in accordance with the Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of Accounting Principles Opinion No. 15 because they result in dilution of less than 3%.